EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8, of our report dated February 27, 2007, except with respect to the fourth paragraph of note X, as to which the date is August 3, 2007, relating to the financial statements, which appears in International Business Machines Corporation’s (the “Company”) Current Report on Form 8-K dated August 3, 2007. We also consent to the incorporation by reference of our report dated February 27, 2007 relating to management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the 2006 Annual Report to Shareholders, which is incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. We also consent to the incorporation by reference of our report dated February 27, 2007 relating to the financial statement schedule, which appears in the Company’s Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

New York, New York
January 31, 2008